EXHIBIT 10.3

AMENDMENT NO. 2
TO LIMITED LIABILITY COMPANY AGREEMENT
OF
CADIZ REAL ESTATE LLC

This AMENDMENT NO. 2 TO LIMITED LIABILITY COMPANY AGREEMENT (“Amendment”) is entered into as of March 5, 2013.  The parties to this Amendment are hereinafter sometimes referred to collectively as the "Parties".

RECITALS:

WHEREAS, Cadiz Inc. (“Cadiz”) and M. Solomon & Associates, Inc. (the “Independent Member”) have entered into a Limited Liability Company Agreement of Cadiz Real Estate LLC (the “LLC”) dated as of December 11, 2003, as amended by Amendment No. 1 dated October 29, 2004 (the "LLC Agreement"); and

WHEREAS, pursuant to Section 9.1 of the LLC Agreement, for as long as any amounts due under the terms of the New Note are outstanding, any amendment to the LLC Agreement  requires the prior written consent of (i) the lenders holding at least 66% of the interest in the New Note or such higher supermajority as may be required pursuant to the terms of the New Note, and (ii) the Independent Member; and

WHEREAS, as of June 30, 2006, the New Note was repaid in full, as a consequence of which the LLC Agreement may be amended as of the date hereof without the prior written consent of (i) the lenders holding at least 66% of the interest in the New Note or such higher supermajority as may be required pursuant to the terms of the New Note, and (ii) the Independent Member; and

WHEREAS, the New Note was repaid in full using proceeds of a convertible term loan facility (the "Term Loan Facility") evidenced by a Credit Agreement, dated as of June 26, 2006, as amended (the "Credit Agreement"); and

WHEREAS, concurrently herewith the parties to the Credit Agreement are entering into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), among Cadiz, the LLC, the lenders from time to time party thereto  and LC Capital Master Fund, Ltd. , as administrative agent.

WHEREAS, Section 3.1(b) of the LLC Agreement provides that the Independent Member shall cease to be a Member at such time as all amounts due under the terms of the New Note are no longer outstanding, so that M. Solomon & Associates, Inc. ceased to be the Independent Member in 2006 upon the payment in full of the New Note; and

WHEREAS, Section 4.1(a) of the LLC Agreement provides that the Independent Manager shall cease to be a member of the Board of Managers at such time as all amounts due under the terms of the New Note are no longer outstanding, so that M. Solomon & Associates, Inc. ceased to be the Independent Manager in 2006 upon the payment in full of the New Note; and

WHEREAS, it is a requirement of the Amended and Restated Credit Agreement that the LLC Agreement be amended as provided herein;

NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the undersigned, constituting the sole Member and all of the Managers of the LLC hereby agree as follows:

1.           Amendment of Section 1.1.  Section 1.1 the LLC Agreement is hereby amended as follows:

a.           The definitions of "Bank" (Section 1.1(d)), "New Note" (Section 1.1(s)), "Restructuring" (Section 1.1(u)), Sixth Amended and Restated Credit Agreement" (Section 1.1(v)) and "Sixth Global Amendment Agreement" (Section 1.1(w)) are hereby deleted;

b.           The reference to M. Solomon Associates, Inc., within the definition of "Independent Member" (Section 1.1(m)) is hereby deleted;

c.           Section 1.1(x) is hereby added to read in its entirety as follows:

"(x)           "Term Loan Facility" shall mean all obligations of any borrower evidenced by, or under, that certain Amended and Restated Credit Agreement dated as of March 5, 2013 among Cadiz and the Company, as borrowers, the several Lenders from time to time parties thereto, and LC Capital Master Fund, Ltd., as Administrative Agent (as such Agreement may be amended from time to time); and

d.           Section 1.1(y) is hereby added to read in its entirety as follows:

"(y)           "Agent" shall mean the Administrative Agent as set forth in the Term Loan Facility."

2.           "New Note" Replaced by "Term Loan Facility".  Each and every reference to "New Note" in the LLC Agreement (other than in Section 1.1) is hereby deleted and replaced by a corresponding reference to "Term Loan Facility.

3.           "Bank" Replaced by "Agent".  Each and every reference to "Bank" in the LLC Agreement (other than in Section 1.1) is hereby deleted and replaced by a corresponding reference to "Agent".

4.           Amendment of Section 3.1(b).  The first sentence of Section 3.1(b) of the LLC Agreement is hereby amended to read in its entirety as follows:

"The Company shall have an Independent Member as and when appointed by the Agent, provided, however, that the Independent Member shall cease to be a Member at such times as all amounts due under the terms of the Term Loan Facility are no longer outstanding."

5.           Amendment of Section 3.5(a).  The final sentence of the first paragraph of Section 3.5(a) of the LLC Agreement is hereby amended to add, at the end of such sentence, the phrase “or is otherwise permitted under the terms of the Term Loan Facility”.

6.           Amendment of Section 3.5(a)(iv).  Section 3.5(a)(iv) of the LLC Agreement is hereby amended to substitute the term “Term Loan Facility” for the term “Restructuring” therein.

7.           Amendment of Section 5.1.  The second sentence of Section 5.1 of the LLC Agreement is hereby deleted in its entirety.

8.           Amendment of Section 9.7.  Section 9.7 the LLC Agreement is hereby amended to replace the final clause of the first full paragraph to read "in each case addressed to Cadiz and to the Independent Member at the last known address of such party", and to delete the remainder of Section 9.7.

9.           Company Address.  Each and every reference to the business address of the Company in the LLC Agreement is hereby deleted and replaced by a corresponding reference to “550 S. Hope Street, Suite 2850, Los Angeles California 90071".

10.           Existing LLC Agreement.  Except as otherwise amended or modified herein or hereby, the provisions of the LLC Agreement are hereby reaffirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment No. 2 to Limited Liability Company Agreement to be executed and delivered  as of the date first above written.

“MEMBER”

CADIZ INC.

By:  /s/ Scott Slater
        Scott Slater
        Chief Executive Officer

“MANAGERS”

/s/  Murray Hutchison
Murray Hutchison

/s/  Timothy J. Shaheen
Timothy J. Shaheen